UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COARI PARTICIPAÇÕES S.A.

(Exact name of registrant as specified in its charter)

Federative Republic of Brazil	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Rua Humberto de Campos, 425/8° andar-Leblon 22430-190 Rio de Janeiro, RJ Federative Republic of Brazil	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred shares, without par value	New York Stock Exchange[1]

[1]

Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange. Each American Depositary Share represents the right to receive three preferred shares. The American Depositary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, dated December 8, 2009, filed with the Securities and Exchange Commission under file number 333-163569. Accordingly, the American Depositary Shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163549

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the captions “Part Six—Shareholder Rights—Description of Coari Capital Stock” and “Part Five—The Stock Exchange—Material Tax Considerations” in the prospectus subject to completion included in the Registrant’s Registration Statement on Form F-4 (No. 333-163549), filed on December 7, 2009 under the Securities Act of 1933, as amended (the “Registration Statement”), which information is incorporated by reference herein.

ITEM 2.	Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Description

1.	By-Laws (Estatuto Social) of Coari Participações S.A., as amended (English translation) (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Form of Deposit Agreement among Coari Participações S.A, The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Preferred ADSs (incorporated by reference to Exhibit 4.2 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COARI PARTICIPAÇÕES S.A.
Date: December 8, 2009

	By:	/s/ ALEX WALDEMAR ZORNIG
		Name:	Alex Waldemar Zornig
		Title:	Chief Financial Officer

	By:	/s/ JÚLIO CESAR PINTO
		Name:	Júlio Cesar Pinto
		Title:	Officer

EXHIBIT INDEX

No.	Description

1.	By-Laws (Estatuto Social) of Coari Participações S.A., as amended (English translation) (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Form of Deposit Agreement among Coari Participações S.A, The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Preferred ADSs (incorporated by reference to Exhibit 4.2 of the Registration Statement).